UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2020

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment of 2006 Employee Equity Incentive Plan; Amendment of Employee Stock Purchase Plan

At the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on April 9, 2020, Synopsys’ stockholders approved Synopsys’ 2006 Employee Equity Incentive Plan, as amended (the “Amended Employee Equity Plan”), in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 3,500,000. Synopsys’ Board of Directors (the “Board”) and the Compensation Committee of the Board previously approved the Amended Employee Equity Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended Employee Equity Plan.

At the Annual Meeting, Synopsys’ stockholders also approved an amendment to Synopsys’ Employee Stock Purchase Plan (the “Amended ESPP”) primarily to increase the number of shares of common stock available for future issuance under the plan by 5,000,000. The Board and the Compensation Committee of the Board previously approved the Amended ESPP, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended ESPP.

Summaries of the Amended Employee Equity Plan and the Amended ESPP are set forth in Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 18, 2020 (the “Proxy Statement”). Those summaries and the descriptions above of the Amended Employee Equity Plan and Amended ESPP do not purport to be complete and are qualified in their entirety by reference to the Amended Employee Equity Plan and Amended ESPP, which are filed as Exhibits 10.4 and 10.7, respectively, to this Current Report on Form 8-K and are each incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) (b) Stockholder Meeting Results

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on April 9, 2020. As of the record date, February 10, 2020, 150,210,879 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 134,474,873 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on five proposals at the Annual Meeting. The proposals are further described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected nine directors to Synopsys’ Board, to serve until the next annual meeting of stockholders or until their successors are elected. The voting results regarding this proposal are set forth below:

	For	Withhold	Broker Non-Votes
Aart J. de Geus	114,890,647	8,558,698	11,025,528
Chi-Foon Chan	120,934,372	2,514,973	11,025,528
Janice D. Chaffin	108,972,126	14,477,219	11,025,528
Bruce R. Chizen	101,033,483	22,415,862	11,025,528
Mercedes Johnson	121,085,776	2,363,569	11,025,528
Chrysostomos L. “Max” Nikias	122,108,541	1,340,804	11,025,528
John Schwarz	114,133,925	9,315,420	11,025,528
Roy Vallee	113,275,290	10,174,055	11,025,528
Steven C. Walske	114,360,642	9,088,703	11,025,528

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended Employee Equity Plan in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 3,500,000. The Amended Employee Equity Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	112,631,323
Against:	10,736,120
Abstain:	81,902
Broker Non-Votes:	11,025,528

Proposal 3: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended ESPP primarily to increase the number of shares of common stock available for issuance under the plan by 5,000,000. The Amended ESPP is filed as Exhibit 10.7 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	122,054,793
Against:	1,362,483
Abstain:	32,069
Broker Non-Votes:	11,025,528

Proposal 4: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	116,323,791
Against:	7,040,034
Abstain:	85,520
Broker Non-Votes:	11,025,528

Proposal 5: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending October 31, 2020. The voting results regarding this proposal are set forth below:

For:	129,280,095
Against:	5,142,794
Abstain:	51,984

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.4	2006 Employee Equity Incentive Plan, as amended

10.5	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2006 Employee Equity Incentive Plan

10.6	Form of Notice of Grant of Stock Options and Option Agreement under 2006 Employee Equity Incentive Plan

10.7	Employee Stock Purchase Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 15, 2020	By:	/S/ John F. Runkel, Jr.
John F. Runkel, Jr.
General Counsel and Corporate Secretary